Exhibit 99.5

January 14, 2011

To Whom It May Concern:

I consent to the inclusion of my valuation report dated June 10, 2010 in Tiger Oil and Energy Inc. S1 filed December 16, 2010.

Yours truly,

/s/ Richard F. Mooney

Richard F. Mooney